UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report: May 20, 2020

(Date of earliest event reported)

CHUN CAN CAPITAL GROUP

(Exact name of registrant as specified in its charter)

Nevada	333-100046	52-2360156
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IR.S. Employer Identification No.)

Costa Rica Street, Yesiana, Alma Rosa 1
Sant Domingo, Este 11506
(Address of principal executive offices)

(809) 249-7769
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

Chun Can Capital Group (the "Company") will be relying on the Securities and Exchange Commission's Order under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules There under dated March 4, 2020 (Release No. 34-88318) (the "Order") to delay the filing of its Quarterly Report on Form 10-Q for the period ended March 31, 2020 (the "Report") due to the circumstances related to COVID-19. In particular, COVID-19 has caused severe disruptions in transportation and the displacement of the Company's personnel and third-party service providers, resulting in limited support from its staff and professional advisors. This has delayed the Company's ability to complete financial statements and audit thereof, which, in turn, has delayed the Company’s ability to prepare the Report. Notwithstanding the foregoing, the Company expects to file the Report no later than July 30, 2020 (which is 45 days from the Report's original filing deadline of May 15, 2020). In light of the current COVID-19 pandemic, the Company will be including the following risk factor in its Report:

An occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations.

The occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. These factors, in turn, may not only impact our operations, financial condition and demand for our products, but our overall ability to react timely to mitigate the impact of this event. Also, it may hamper our efforts to comply with our filing obligations with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURES

Dated: May 20, 2020	Chun Can Capital Group
(Registrant)

By: /s/Clara I. Gomez
Clara I. Gomez